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                                                                    Exhibit 21.1


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

         NAME                                                               STATE OF INCORPORATION
         ----                                                               ----------------------
1.       Porterhouse, Inc.                                                         Delaware
2.       Morton's of Chicago, Inc.                                                 Illinois
3.       Morton's of Chicago/Addison, Inc.                                         Delaware
4.       Morton's of Chicago/Atlanta, Inc.                                         Illinois
5.       Morton's of Chicago/Baltimore, Inc.                                       Delaware
6.       Morton's of Chicago/Boca Raton, Inc.                                      Delaware
7.       Morton's of Chicago/Buckhead, Inc.                                        Delaware
8.       Morton's of Chicago/Chicago, Inc.                                         Delaware
9.       Morton's of Chicago/Cincinnati, Inc.                                      Delaware
10.      Morton's of Chicago/Clayton, Inc.                                         Delaware
11.      Morton's of Chicago/Cleveland, Inc.                                       Illinois
12.      Morton's of Chicago/Columbus, Inc.                                        Delaware
13.      Morton's of Chicago/Dallas, Inc.                                          Illinois
14.      Morton's of Chicago/Denver, Inc.                                          Illinois
15.      Morton's of Chicago/Detroit, Inc.                                         Delaware
16.      Morton's of Chicago/Fifth Avenue, Inc.                                    Delaware
17.      Morton's of Chicago/Flamingo Road Corp.                                   Delaware
18.      Morton's of Chicago/Houston, Inc.                                         Delaware
19.      Morton's of Chicago/Las Vegas, Inc.                                       Delaware
20.      Morton's of Chicago/Miami, Inc.                                           Delaware
21.      Morton's of Chicago/Minneapolis, Inc.                                     Delaware
22.      Morton's of Chicago/Nashville, Inc.                                       Delaware
23.      Morton's of Chicago/North Miami Beach, Inc.                               Delaware
24.      Morton's of Chicago/Orlando, Inc.                                         Delaware
25.      Morton's of Chicago/Palm Beach, Inc.                                      Delaware
26.      Morton's of Chicago/Palm Desert, Inc.                                     Delaware
27.      Morton's of Chicago/Philadelphia, Inc.                                    Illinois
28.      Morton's of Chicago/Phoenix, Inc.                                         Delaware

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29.      Morton's of Chicago/Pittsburgh, Inc.                                      Delaware
30.      Morton's of Chicago/Portland, Inc.                                        Delaware
31.      Morton's of Chicago/Puerto Rico, Inc.                                     Delaware
32.      Morton's of Chicago/Rosemont, Inc.                                        Illinois
33.      Morton's of Chicago/Sacramento, Inc.                                      Delaware
34.      Morton's of Chicago/San Antonio, Inc.                                     Delaware
35.      Morton's of Chicago/San Diego, Inc.                                       Delaware
36.      Morton's of Chicago/San Francisco, Inc.                                   Delaware
37.      Morton's of Chicago/Santa Ana, Inc.                                       Delaware
38.      Morton's of Chicago/Schaumburg, Inc.                                      Delaware
39.      Morton's of Chicago/Scottsdale, Inc.                                      Delaware
40.      Morton's of Chicago/Seattle, Inc.                                         Delaware
41.      Morton's of Chicago/Virginia, Inc.                                        Illinois
42.      Morton's of Chicago/Washington, DC, Inc.                                  Delaware
43.      Morton's of Chicago/Washington Square, Inc.                               Delaware
44.      Morton's of Chicago/West Street, Inc.                                     Delaware
45.      Morton's of Chicago/Westbrook, Inc.                                       Illinois
46.      Morton's, Inc.                                                            Illinois
47.      Porterhouse of Los Angeles, Inc.                                          Delaware
48.      Addison Steakhouse, Inc.                                                  Texas
49.      Chicago Steakhouse, Inc.                                                  Texas
50.      Houston Steakhouse, Inc.                                                  Texas
51.      San Antonio Steakhouse, Inc.                                              Texas
52.      Morton's of Chicago Holding, Inc.                                         Delaware
53.      Morton's of Chicago/Boston LLC                                            Delaware
54.      Morton's of Chicago/Charlotte LLC                                         Delaware
55.      Morton's of Chicago/Denver Crescent Town
         Center LLC                                                                Delaware
56.      Morton's of Chicago/Great Neck LLC                                        Delaware
57.      Morton's of Chicago/Hartford LLC                                          Delaware
58.      Morton's of Chicago/Indianapolis LLC                                      Delaware
59.      Morton's of Chicago/Jacksonville LLC                                      Delaware

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60.      Morton's of Chicago/Kansas City LLC                                       Delaware
61.      Morton's of Chicago/Pittsburgh LLC                                        Delaware
62.      Morton's of Chicago/Raleigh LLC                                           Delaware
63.      Morton's of Chicago/Salt Lake City LLC                                    Delaware
64.      Morton's of Chicago/Schaumburg LLC                                        Delaware
65.      Morton's of Chicago/Stamford LLC                                          Delaware
66.      Bertolini's of Costa Mesa LLC                                             Delaware
67.      Bertolini's of Irvine Center LLC                                          Delaware
68.      Bertolini's of Phillips Place LLC                                         Delaware
69.      Morton's of Chicago Asia (Singapore) Pte Ltd.                             Singapore
70.      Morton's of Chicago (Singapore) Pte Ltd.                                  Singapore
71.      Morton's of Chicago/Toronto, Co.                                          Canada
72.      Morton's of Chicago/Vancouver, Inc.                                       Canada
73.      Morton's of Chicago Mauritius Holding Corp.                               Mauritius
74.      Morton's of Chicago Kowloon Limited                                       Hong Kong
75.      Peasant Holding Corp.                                                     Delaware
76.      Mick's at Fair Oaks, Inc.                                                 Delaware
77.      Mick's at Annapolis Mall, Inc.                                            Delaware
78.      Mick's at Pennsylvania Ave., Inc.                                         Delaware
79.      Italian Restaurant Holding Corp.                                          Delaware
80.      Bertolini's Restaurants, Inc.                                             Delaware
81.      Bertolini's of Circle Centre, Inc.                                        Delaware
82.      Bertolini's of Fashion Outlet, Inc.                                       Delaware
83.      Bertolini's of King of Prussia, Inc.                                      Delaware
84.      Bertolini's of Las Vegas, Inc.                                            Delaware
85.      Bertolini's at Market Square, Inc.                                        Delaware
86.      Bertolini's of Phipps Plaza, Inc.                                         Delaware
87.      Bertolini's of Village Square, Inc.                                       Delaware
88.      Bertolini's of Westbury, Inc.                                             Delaware
89.      Bertolini's of WhiteFlint Mall, Inc.                                      Delaware
90.      Quantum Restaurant Development Corporation                                Georgia
91.      Santa Fe Steakhouse & Cantina Corp.                                       Delaware

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